Exhibit 4.3

CONSENT OF MAJORITY LENDERS

October 22, 2012

Plains Exploration & Production Company

711 Milam, Suite 3100

Houston, Texas 77002

Attention: Winston M. Talbert

Re:	Issuance of up to $3,000,000,000 Senior Notes

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of August 3, 2010 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), among Plains Exploration & Production Company (the “Company”), the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent. All terms used in this Consent without definition have the meanings assigned to those terms in the Credit Agreement.

You have advised the Administrative Agent and the Lenders that you intend to issue up to $3,000,000,000 of unsecured senior notes pursuant to the Senior Indenture (the “Additional Senior Notes”). The terms of the Additional Senior Notes will contain a mandatory redemption event that requires the Company to redeem at par plus accrued but unpaid interest (the “Special Redemption Price”) the aggregate principal amount of the Additional Senior Notes in cash if either (i) the BP Purchase Agreement (as defined below) is terminated or (ii) the transaction contemplated by the BP Purchase Agreement has not been consummated by March 15, 2013 (the “Mandatory Redemption Event”). This mandatory redemption is referred to herein as the “Special Mandatory Redemption.”

The terms of the Additional Senior Notes will also provide that if, at any time, the Company determines that a Mandatory Redemption Event is reasonably likely to occur, then the Company may, at its option, redeem all and not less than all of the Additional Senior Notes then outstanding, at a redemption price equal to the Special Redemption Price. The optional redemption is referred to herein as the “Special Optional Redemption.”

For purposes hereof, the “BP Purchase Agreement” means the Purchase and Sale Agreement, dated as of September 4, 2012, among the Company, as buyer, and BP Exploration & Production Inc. and BP America Production Company, as sellers, as modified from time to time.

1. Consent to Special Redemptions:

Section 9.02 of the Credit Agreement generally prohibits the issuance of new Debt unless the new Debt is described in one of the exceptions to that section. The Company has informed the Lenders that it desires to issue the Additional Senior Notes pursuant to the exception set forth in Section 9.02(a)(ix) of the Credit Agreement except that the Mandatory Redemption would not be allowed under Section 9.02(a)(ix)(E).

Notwithstanding anything to the contrary otherwise contained in the Credit Agreement, and subject to the terms and conditions contained in this Consent, the undersigned (being the Majority Lenders under the Credit Agreement) hereby consent to the issuance by the Company of the Additional Senior Notes (and the provisions relating to the Special Mandatory Redemption contained therein) pursuant to Section 9.02(a)(ix) so long as (i) the issuance of the Additional Senior Notes complies with clauses (A), (B), (C), (D), (F) and (subject to this Consent) (G) of Section 9.02(a)(ix) of the Credit Agreement and (ii) the Additional Senior Notes are not subject to a mandatory redemption event (other than those requiring the Special Mandatory Redemption as described above) that is not also an Event of Default under the Credit Agreement.

Section 9.05 of the Credit Agreement limits the ability of the Company to make optional redemptions of Senior Notes and Permitted Additional Debt. Notwithstanding anything to the contrary otherwise contained in the Credit Agreement, and subject to the terms and conditions contained in this Consent, the undersigned (being the Majority Lenders under the Credit Agreement) hereby consent to the Special Optional Redemption.

2. Borrowing Base reduction of Zero:

You have requested that the reduction of the current Borrowing Base in connection with the issuance of the Additional Senior Notes pursuant to Section 9.02(a)(ix)(G) of the Credit Agreement equal zero. Pursuant to Section 9.01(a)(ix)(G)(ii) of the Credit Agreement, the undersigned (being the Majority Lenders under the Credit Agreement) hereby approve no reduction of the Borrowing Base and affirm the resulting Borrowing Base will remain in effect until the earlier of (i) May 1, 2013, and (ii) the effective date of any Interim Redetermination or other adjustment in accordance with the terms of the Credit Agreement.

3. Debt to EBITDAX ratio:

The undersigned further understand and agree that notwithstanding the definition of “EBITDAX” in the Credit Agreement and specifically the proviso thereto allowing pro forma adjustments with respect to acquisitions that have been consummated, from and after the date hereof until March 15, 2013, or such earlier time as the BP Purchase Agreement has been terminated and, in each case, the Special Redemption Price corresponding to a Special Mandatory Redemption or Special Optional Redemption has become due and payable under the Senior Indenture with respect to the Additional Senior Notes, in determining compliance by the Company with Section 9.01 of the Credit Agreement for any four quarter period, EBITDAX will be calculated with such pro forma adjustments as if the transaction contemplated by the BP Purchase Agreement had been consummated on the first day of such period notwithstanding the actual date on which the BP Purchase Agreement is consummated.

4. Miscellaneous:

This Consent is a limited consent and (i) may only be relied upon and used for the specific purpose set forth herein, (ii) except as set forth in this Consent, does not constitute and will not be deemed to constitute a waiver of any Default or Event of Default, and (iii) does not constitute a course of dealing among the parties hereto. Except to the extent provided in this Consent, the Credit Agreement remains in full force and effect in accordance with its terms.

This Consent may be executed in any number of counterparts, all of which, taken together, constitute one and the same instrument, and will become effective when it has been signed by the Majority Lenders. Delivery by a Lender of an executed counterpart signature page by facsimile or other electronic transmission is as effective as executing and delivering this Consent in the presence of the other parties to this Consent.

THIS CONSENT IS GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Authorized Officer

Signature Page to Consent

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page to Consent

BANK OF MONTREAL

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

Signature Page to Consent

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul A. Squires
Name:	Paul A. Squires
Title:	Managing Director

Signature Page to Consent

THE BANK OF NOVA SCOTIA

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

Signature Page to Consent

BARCLAYS BANK PLC

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Assistant Vice President

Signature Page to Consent

CITICORP NORTH AMERICA, INC.

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

Signature Page to Consent

ING CAPITAL LLC

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

Signature Page to Consent

ROYAL BANK OF CANADA

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

Signature Page to Consent

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Vicki Ferguson
Name:	Vicki Ferguson
Title:	Authorized Signatory

Signature Page to Consent

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Nancy M. Mak
Name:	Nancy M. Mak
Title:	Senior Vice President

Signature Page to Consent

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

Signature Page to Consent

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ David Urban
Name:	David Urban
Title:	Associate Director

Signature Page to Consent

BNP PARIBAS

By:	/s/ David Dodd
Name:	David Dodd
Title:	Managing Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Vice President

Signature Page to Consent

COMERICA BANK

By:	/s/ Justin Crawford
Name:	Justin Crawford
Title:	Senior Vice President

Signature Page to Consent

MORGAN STANLEY BANK, N.A.

By:	/s/ William Jones
Name:	William Jones
Title:	Authorized Signatory

Signature Page to Consent